                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             HARLEYSVILLE GROUP INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]          WILLIAM W. SCRANTON III    215.256.5000
Harleysville               Chairman of the Board      www.harleysvillegroup.com
Good people to know        355 Maple Avenue
                           Harleysville, PA 19438




                                              March 28, 2006


Dear Harleysville Group Inc. Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company's headquarters, 355 Maple Avenue, Harleysville, Pennsylvania, on Wednesday, April 26, 2006, at 10:30 a.m.

         At the meeting, stockholders will vote on two scheduled items of business. The items and the votes the Board of Directors recommends are:

                        Item                             Recommended Vote
                        ----                             ----------------

         1. Election of three directors                         FOR
         2. Approval of the Amended and Restated
            Equity Incentive Plan                               FOR


         We also will discuss Harleysville Group's 2005 operations and will be pleased to answer your questions about the Company. Enclosed with this proxy statement are your proxy card and the 2005 Annual Report.

         We look forward to seeing you on April 26, 2006. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

                                                   Sincerely,

                                                   /s/ William W. Scranton III

                                                   William W. Scranton III

[GRAPHIC OMITTED]          ROBERT A. KAUFFMAN         215.256.5000
Harleysville               Secretary                  www.harleysvillegroup.com
Good people to know        355 Maple Avenue
                           Harleysville, PA 19438


                             HARLEYSVILLE GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2006


To the Stockholders of
    HARLEYSVILLE GROUP INC.

         The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 a.m., Wednesday, April 26, 2006, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following purposes:

         1. To elect three Class B directors;

         2. To approve the Amended and Restated Equity Incentive Plan; and

         3. To transact such other business as may properly be presented.

         YOUR BOARD RECOMMENDS A VOTE TO ELECT THE NOMINATED DIRECTORS AND TO APPROVE THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

         The Board of Directors has fixed the close of business on March 1, 2006, as the record date for determining the stockholders entitled to vote at the Annual Meeting.

         For further information on the individuals nominated as directors, please read the proxy statement that follows.

         This notice, the proxy statement, the proxy card and the 2005 Annual Report to Stockholders are being distributed to stockholders on or about March 28, 2006.

                                      By Order of the Board of Directors,

                                      /s/ Robert A. Kauffman

                                      Robert A. Kauffman

March 28, 2006

                                         Table of Contents

ANNUAL MEETING OF STOCKHOLDERS                                                                       1
   PURPOSE OF PROXY STATEMENT                                                                        1
   MATTERS TO BE VOTED UPON                                                                          1
   VOTING PROCEDURES                                                                                 1
   OTHER INFORMATION                                                                                 3

BOARD OF DIRECTORS                                                                                   3
   CORPORATE GOVERNANCE PRACTICES                                                                    3
   AUDIT COMMITTEE REPORT                                                                            6
   AUDIT FEES                                                                                        8
   BOARD AND COMMITTEE MEETINGS                                                                      8
   DIRECTOR NOMINATION PROCEDURES                                                                   12
   SECURITY HOLDER COMMUNICATION PROCESS                                                            12
   COMPENSATION OF DIRECTORS                                                                        13

   STOCKHOLDER ACTIONS                                                                              15
   ITEM 1.   ELECTION OF DIRECTORS                                                                  15
             BIOGRAPHIES OF DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE                    16
             EXECUTIVE OFFICERS                                                                     18

   ITEM 2.   APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN                             20
             KEY TERMS OF THE PLAN                                                                  21
             FEDERAL INCOME TAX CONSEQUENCES                                                        23
             ESTIMATED PLAN BENEFITS                                                                25
             VOTE REQUIRED                                                                          25
             SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2005          25

OWNERSHIP OF COMMON STOCK                                                                           26
   TABLE I -  FIVE PERCENT STOCKHOLDERS                                                             26
   TABLE II - BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS                              27

REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE                                          28
   COMPENSATION PHILOSOPHY                                                                          28
   COMPENSATION METHODOLOGY                                                                         28
   CHIEF EXECUTIVE OFFICER COMPENSATION                                                             31
   INTERNAL REVENUE CODE IMPACT                                                                     32
   COMPENSATION COMMITTEE INTERLOCKS                                                                32

STOCK PERFORMANCE CHART                                                                             33

EXECUTIVE COMPENSATION                                                                              34
    SUMMARY COMPENSATION TABLE
    OPTION GRANTS IN 2005                                                                           37
    OPTION EXERCISES AND YEAR-END VALUES                                                            38
    LONG TERM INCENTIVE PLAN PERFORMANCE OPPORTUNITY AWARDS IN 2005                                 38
    PENSION PLANS                                                                                   39

TRANSACTIONS WITH HARLEYSVILLE MUTUAL                                                               40

SECTION 16 REPORTING COMPLIANCE                                                                     41

AMENDED AND RESTATED EQUITY INCENTIVE PLAN                                                         A-1

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF PROXY STATEMENT

         The Board of Directors of Harleysville Group is soliciting your proxy for voting at the Annual Meeting of Stockholders to be held April 26, 2006, at the headquarters of the Company. This proxy statement is being distributed to stockholders on or about March 28, 2006.

MATTERS TO BE VOTED UPON

         At the Annual Meeting, stockholders will vote on the election of three Class B directors: Michael L. Browne, Frank E. Reed and Jerry S. Rosenbloom. Please see pages 15-16 for information on the election of directors. Stockholders will also vote to approve the Amended and Restated Equity Incentive Plan. Please see pages 20-25 for information on the approval of the Amended and Restated Equity Incentive Plan.

         The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly presented at the meeting, your signed and dated proxy card authorizes any of Arthur E. Chandler, Robert A. Kauffman or Catherine B. Strauss to vote your shares in accordance with his or her best judgment.

VOTING PROCEDURES

Who May Vote

         Stockholders as of the close of business on March 1, 2006 (the Record
Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

How to Vote

         Stockholders may vote:
         o In person at the meeting, or
         o By mail by completing and returning the proxy card.

Vote Needed for Election of Directors and Approval of Plan

         The three nominees for directors receiving the highest number of votes will be elected. The Amended and Restated Equity Incentive Plan will be approved if it receives affirmative votes representing a simple majority of all shares present and entitled to vote. As of the Record Date, Harleysville Mutual Insurance Company owned 17,002,445 shares (or approximately 55 percent) of Harleysville Group's outstanding common stock. The Company is thus a "controlled company" under NASDAQ listing requirements. Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominated directors and for approval of the Amended and Restated Equity Incentive Plan. As a result, the nominated directors will be elected and the Amended and Restated Equity Incentive Plan will be approved regardless of the votes of the other stockholders.

Quorum to Transact Business

         A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the issued and outstanding shares of the Company's common stock, present in person or represented by proxy. As of the Record Date, 30,709,049 shares of Harleysville Group's common stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

Voting of Shares via Proxy

         If you have submitted a properly executed proxy by mail and are part of the quorum, your shares will be voted as you indicate. If you sign, date and mail in your proxy card without indicating how it should be voted on the election of the directors or on the approval of the Amended and Restated Equity Incentive Plan, your shares will be voted in favor of the election of the three nominated directors and for approval of the plan. If you sign, date and mail your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card), your vote will be recorded as being withheld, but it will have no effect on the outcome of the election. A proxy card marked "abstain" regarding approval of the Amended and Restated Equity Incentive Plan will not be voted on that item, but will be included as present and entitled to vote for determining whether the item has been approved. Broker non-votes are not so included. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have authority to do so.

Revocation of Proxy

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Company;
(2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Substantial Owners of Stock

         In addition to Harleysville Mutual, Dimensional Fund Advisors Inc. owns five percent or more of Harleysville Group common stock. Please see the chart on page 26 for more details.

Duplicate Proxy Statements and Cards

         You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Mellon Investor Services LLC, the Company's transfer agent. To have all your shares voted, please sign and return all the proxy cards you have received. If you wish to have your accounts registered in the same name(s) and address, please call Mellon Investor Services LLC, at 1-888-525-8792, or contact Mellon through its Web site: www.melloninvestor.com.

OTHER INFORMATION

Stockholder Proposals

         An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 17, 2006. A stockholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $2,000 for at least one year prior to submitting the proposal and the stockholder must continue to own such stock through the date the Annual Meeting is held. A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2007 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by February 10, 2007, or else the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter raised by the stockholder.

Expenses of Solicitation

         Harleysville Group pays the cost of the preparation and mailing of this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation. Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Independent Registered Public Accounting Firm

         Representatives of KPMG LLP ("KPMG"), an independent registered public accounting firm that audited Harleysville Group's 2005 financial statements, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders. In the spring of each year, the Audit Committee normally selects the independent registered public accounting firm to perform the audit and thus has not selected the independent registered public accounting firm for the fiscal 2006 financial statements.

                               BOARD OF DIRECTORS

CORPORATE GOVERNANCE PRACTICES

         In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties. The Company's Board of Directors' Governance Principles may be accessed through the Governance section of the Company's Web site (www.harleysvillegroup.com). Among these practices are:

Board Size, Composition and Independence

         The Board presently consists of eight directors comprised of seven independent non-employee directors and one employee director, Michael L. Browne, who is the President and Chief Executive Officer ("CEO"). The Board believes that the Board should consist of at least seven directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total number of individuals comprising the boards of Harleysville Mutual and Harleysville Group should be no more than 12. The Board has determined that no independent, non-employee director has a relationship with the Company that impairs his or her independence. The Board further believes that of the maximum total board membership of 12, no more than three should be employee directors, with the remainder being independent directors as defined by the NASDAQ National Market System corporate governance rules. The Company's Board of Directors' Governance Principles provide that no member of the Board may serve as an independent director on more than three other boards of for-profit companies.

Qualifications of Directors

         The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the CEO, screens director candidates. In overseeing the nomination of candidates for election, the Committee and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as directors. Directors are expected to bring specialized talents to the Board that add value to the Board's deliberative process and advance the business goals and social consciousness of the Company. Directors are expected to be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful. The director nomination process is more fully described on page 12.

Attendance at Directors' and Stockholders' Meetings

         Directors are expected to attend all meetings of the Stockholders, the Board and the Committees on which they serve. Members of management regularly attend portions of Board and Committee meetings.

Director Retirement

         It is Board policy that a director resigns as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director. Pursuant to the Company's by-laws, each director must retire from the Board at the first annual meeting following his or her 72nd birthday.

Stock Ownership

         By 2007 (or five years after election for a newly elected non-employee director), each non-employee director is expected to beneficially own an amount of the Company's common stock having a value equal to at least five times the then current annual retainer. To assist the non-employee directors in attaining this goal, the Company grants deferred stock units to non-employee directors.

Leadership

         The Board retains the right to exercise its judgment to combine or separate the offices of Chairman of the Board and Chief Executive Officer. Currently, the Chairman of the Board is not the Chief Executive Officer.

CEO Performance Evaluation

         The independent directors of the Company annually review the Chief Executive Officer's performance. Each such director prepares a written evaluation of the Chief Executive Officer's performance, which is submitted to the chairman of the Compensation and Personnel Development Committee, who compiles a report of the reviews of the independent directors. The independent directors then meet in an executive session to discuss the Chief Executive Officer's performance and to agree on the content of the appraisal, which the members of the Compensation and Personnel Development Committee later review with the Chief Executive Officer.

Code of Conduct

         The Board of Directors through the Nominating and Corporate Governance Committee has established and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Securities and Exchange Commission ("SEC") and the NASDAQ National Market System corporate governance rules. These are posted in the Governance section of the Company's Web site (www.harleysvillegroup.com). The Company will provide a copy of either code to any person upon request and without charge. Requests should be addressed to the Nominating and Corporate Governance Committee, Harleysville Group, 355 Maple Avenue, Harleysville, PA 19438-2297, with the words "Request for Codes" placed on the lower left-hand corner of the envelope. The Company intends to disclose waivers from, and amendments to, the Code of Conduct and the Code of Ethics on its Web site. In addition, in accordance with NASDAQ listing requirements, the Company also intends to disclose on a Form 8-K any waivers from the Code of Conduct that are granted to directors and executive officers.

Board Effectiveness Assessment

         Annually the Nominating and Corporate Governance Committee conducts an assessment of the Board's effectiveness and makes a report on that subject to the Board. That Committee also reviews and makes recommendations to modify the Company's Corporate Governance Practices. All standing committees also conduct annual self-assessments.

Director Compensation

         In order to attract and retain qualified board members, director compensation should be competitive with the compensation of directors at peer companies. Directors' fees are determined by the Nominating and Corporate Governance Committee after consultation with independent compensation consultants.

Board Agendas and Meetings

         A board calendar for each year is prepared in advance that lists items to be addressed by the Board. Additional items are added by the Chairman or CEO. Each director is free to suggest items for an agenda, and each director is free to raise subjects at any Board meeting that are not on the agenda for that meeting. The Board reviews and approves Harleysville Group's yearly operating plan and specific financial goals for each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings, as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

         The independent directors meet in executive session without the CEO or other employee-directors in attendance, to review the performance of the CEO and to review recommendations of the Compensation and Personnel Development Committee concerning compensation for the employee directors. Executive sessions of the independent directors are always scheduled at each regular Board meeting and at most committee meetings. The current practice is to have the non-employee chairman of the board preside.

Access to Management and Independent Advisers

         The independent directors have access to management and, as necessary and appropriate, independent advisers.

Audit Committee

         The Audit Committee, which adopted a formal written charter in 1999 and revised it in 2000, 2003 and 2004, consists of at least three members, all of whom satisfy the definition of independent director established by both NASDAQ and state insurance regulatory requirements. Each member is financially knowledgeable as required by NASDAQ and also satisfies the Securities and Exchange Commission's ("SEC") additional independence requirements for members of audit committees. The Audit Committee currently is comprised of three individuals, G. Lawrence Buhl, W. Thacher Brown and Frank E. Reed, each of whom has been determined by the Board of Directors to be an "audit committee financial expert" as defined by NASDAQ and in Section 407 of the Sarbanes-Oxley Act and implementing regulations. The Audit Committee reviews and assesses the adequacy of the formal written charter on an annual basis. The Audit Committee annually pre-approves the annual audit engagement and pre-approves any non-audit services as necessary. The delegation by the Audit Committee of pre-approval of additional audit services is as follows: The chair of the Audit Committee or, if she or he is unavailable, any member of the Audit Committee may pre-approve any additional audit services. In the event of such approval, the full Audit Committee shall be so informed at its next meeting. With regard to non-audit services, the pre-approval requirement does not apply if: 1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its chair prior to the completion of the audit. The Audit Committee has established procedures for the reporting of accounting and auditing matters pursuant to Section 301 of the Sarbanes-Oxley Act.


AUDIT COMMITTEE REPORT

         Prior to release of the Company's consolidated financial statements for 2005, which are contained in the Company's Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent registered public accounting firm, regarding the fair and complete presentation of the Company's results. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Audit Committee has discussed with KPMG the firm's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether KPMG's provision of other non-audit services to the Company is compatible with the firm's independence. The Audit Committee has concluded that the KPMG is independent from the Company and its management.

         The Audit Committee discussed with the Company's internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and procedures, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

         Management is responsible for the Company's financial reporting process and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles. KPMG is responsible for auditing those consolidated financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's responsibility to conduct auditing or accounting reviews or procedures. Therefore, in approving the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K, the Audit Committee has relied on management's representation that the consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the reports of KPMG included in the Company's Annual Report on Form 10-K.


SUBMITTED BY THE AUDIT COMMITTEE:

         G. Lawrence Buhl, Chairman
         W. Thacher Brown
         Frank E. Reed

AUDIT FEES

         KPMG, the Company's independent registered public accounting firm for 2004 and 2005, rendered the following services and billed, or expects to bill, the following fees for fiscal 2004 and 2005.

       -------------------------------------------- ----------------------------- -----------------------------
                        SERVICES                             2004 FEES                     2005 FEES
       -------------------------------------------- ----------------------------- -----------------------------

       Audit                                                 $1,135,000                     $835,000
       -------------------------------------------- ----------------------------- -----------------------------

       Audit-Related                                          $ 15,000                      $ 15,000
       -------------------------------------------- ----------------------------- -----------------------------

       Tax                                                      $ 0                           $ 0
       -------------------------------------------- ----------------------------- -----------------------------

       All Other                                                $ 0                           $ 0
       -------------------------------------------- ----------------------------- -----------------------------

         "Audit" services include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the SEC.

         "Audit-Related" services include audits of employee benefit plans.

         The Audit Committee has determined that the rendering of "audit-related" services is compatible with KPMG maintaining its independence.

         All (100 percent) of the above fees for 2005 were approved by the Audit Committee. Less than 50 percent of the total hours expended on the independent registered public accounting firm's audit of the Company was attributable to persons other than the full-time permanent employees of the independent registered public accounting firm.

BOARD AND COMMITTEE MEETINGS

         The Board met seven times in 2005. A description of each standing Board Committee follows the table of members and meetings. In 2005, each director attended at least 75 percent of all Board meetings and meetings of committees on which he or she served. In 2005, all Board members attended the annual meeting of stockholders.

                                           BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2005

--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

           NAME              AUDIT     COMPENSATION     COORDINATING    CORPORATE      EXECUTIVE       FINANCE     NOMINATING &
                                            &                            STRATEGY                         &          CORPORATE
                                        PERSONNEL                                                     INVESTMENT    GOVERNANCE
                                       DEVELOPMENT
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Lowell R. Beck                                               X              X                                           X*
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

Michael L. Browne                                                           X              X              X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

W. Thacher Brown               X            X                X*                                           X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

G. Lawrence Buhl               X*
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

Mirian M. Graddick                          X                X                                                           X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

Frank  E. Reed                 X                                                           X             X*
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

Jerry S. Rosenbloom                         X*                              X              X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

William W. Scranton III                     X                               X*            X*              X              X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

Number of Meetings in 2005     5            6                1              3              1              4              4
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

* Denotes Chairperson of the Committee.


         Each standing committee has a charter that is posted in the Governance section of the Company's Web site (www.harleysvillegroup.com).


         The Audit Committee:

                  o is comprised exclusively of independent directors as defined in the NASDAQ listing standards and the requirements of the Securities and Exchange Commission;

                  o has a charter that satisfies the NASDAQ listing requirements;

                  o appoints the independent auditor and pre-approves its audit plan and services;

                  o oversees corporate accounting policies, reporting practices, and the audits and quality and integrity of the financial reports;

                  o  reviews the internal audit function;

                  o facilitates free and open communication among the directors, independent auditor, internal auditors and the Company's financial management;

                  o establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters; and

                  o performs other specific duties to accomplish the above as set forth in its charter.

         The Compensation and Personnel Development Committee:

                  o is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

                  o approves compensation for the executive officers, other than the CEO, and makes recommendations to the Board on compensation for the CEO;

                  o determines participants in, establishes awards under and approves payouts for the Senior Management Incentive Compensation Plan and the Long Term Incentive Plan;

                  o grants awards of stock options, restricted stock and stock appreciation rights under the Equity Incentive Plan;

                  o monitors compliance with the officers' stock ownership guidelines;

                  o  conducts the annual review of the CEO's performance;

                  o oversees Harleysville Group's management development and succession program;

                  o  reviews and determines compensation policies; and

                  o has the authority to retain and dismiss compensation consultants.


         The Coordinating Committee:

                  o is currently composed of the individuals who are solely Harleysville Group directors and the individuals who are solely Harleysville Mutual directors plus a non-voting chairperson who is on the board of both companies; and

                  o reviews material transactions between Harleysville Group and Harleysville Mutual. No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Committee approve a transaction. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual.


         The Corporate Strategy Committee:

                  o participates with management in development of the Company's strategy;

                  o  monitors implementation of the Company's strategy; and

                  o provides advice and counsel to management on mergers and acquisitions, capital management and financial risk tolerance.

         The Executive Committee:

                  o meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors, except where limited by law; and

                  o may not exercise powers given to other Committees unless time is of the essence.


         The Finance and Investment Committee:

                  o  establishes overall investment policies and guidelines;

                  o  reviews and ratifies investments made by the Company; and

                  o serves as the ex officio trustee of the Company's Pension Plans.


         The Nominating and Corporate Governance Committee:

                  o is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

                  o  recommends director fees for approval by the Board;

                  o has formal written procedures addressing the director nomination process;

                  o considers and recommends nominees for election as a director to the Board;

                  o considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing as described below;

                  o considers and recommends members for appointment to the committees except the Nominating & Corporate Governance Committee;

                  o assesses the effectiveness of the Board and corporate governance practices;

                  o recommends new corporate governance practices to the Board; and

                  o oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

DIRECTOR NOMINATION PROCEDURES

         The specific process for evaluating new directors, including stockholder recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies of whom will likely include experience in one or more of the following: property/casualty insurance operations, information technology, human resources, investments, law, finance, actuarial science or accounting, governmental affairs and public policy, and strategic planning and merger and acquisitions. Candidates will be evaluated in light of the target criteria chosen. If a name is submitted by a stockholder, the submission should include the name, address and phone number of the person with proof that the sender is a stockholder, if not a record holder, along with: 1) a description of the skills, expertise, and experience of such individual; and 2) a discussion why such individual would be a good board member for the Company. The submission should also contain an affirmation that such person, to the submitting stockholder's knowledge, is willing to serve and capable of serving, and that such individual would qualify as an independent director under NASDAQ listing requirements. Any communication to this end should be addressed to: Chairman of the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297. The words "Director Nomination" should be placed on the lower left-hand corner of the envelope.

         The Committee may, at its discretion, retain a search firm to assist in locating and/or evaluating candidates.

         Upon receipt of names and information on or from proposed candidates, the Committee generally reviews the proposed candidates and chooses for further review the candidate(s) who best meet the target profile. Such further review may consist of requests for additional information, including references, telephone contact, in-person interviews, etc. Interviews may be conducted by any member of the Committee, the Chairman of the Board, the CEO and any other person or persons requested and authorized by the Committee. Reports on the interviews shall be made to all members of the Committee.

         Once the Committee members are in agreement on a candidate to recommend, the Committee will notify the remainder of the directors. If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.

SECURITY HOLDER COMMUNICATION PROCESS

         Stockholders can communicate with Board members by sending letters to them, either via regular U.S. Mail or express delivery service. Letters may be addressed to the individual members or to a specific committee chair at 355 Maple Avenue, Harleysville, PA 19438-2297. The actual letter should be enclosed in an inner envelope. Attached to that envelope should be a cover page setting forth the amount of stock owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name. If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter. The envelope containing the letter and the cover page on stock ownership should be placed in an outer envelope which should be mailed to the Company with the legend "Security Holder Communication" in the lower left-hand corner. Company personnel will open the outer envelope and determine if the sender is a security holder. If so, the inner envelope will be forwarded to the Director so designated. If a letter is addressed to the "Audit Committee Chair c/o Chief Complaint Officer," it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company's "Audit Committee Complaints Procedures and Whistleblower Protection Policy."

COMPENSATION OF DIRECTORS

Cash Compensation

         Employee directors receive no additional compensation for serving on the Board or a Committee.

         Non-employee directors receive the following fees:

----------------------------------------------------------------- ------------------------- ------------------------

                      TYPE OF COMPENSATION                            AS OF APRIL 2005         AS OF APRIL 2006

----------------------------------------------------------------- ------------------------- ------------------------
Annual Retainer                                                   $25,000                   $25,000
----------------------------------------------------------------- ------------------------- ------------------------
Additional Monthly Retainer for Non-employee Chairman             $  8,333                  $  8,333
----------------------------------------------------------------- ------------------------- ------------------------
Board Attendance Fee per Meeting                                  $  1,500                  $  1,500
----------------------------------------------------------------- ------------------------- ------------------------
Committee Attendance Fee per Meeting                              $  1,000                  $  1,000
----------------------------------------------------------------- ------------------------- ------------------------
Annual Retainer for Committee Chair                               $  6,000/9,000            $  6,000/9,000
----------------------------------------------------------------- ------------------------- ------------------------

The chair of the Audit Committee and the chair of the Compensation and Personnel Development Committee receive an annual retainer of $9,000; the chairs of the other committees receive an annual retainer of $6,000. Directors are reimbursed for out-of-pocket expenses. A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee. In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual.

Stock Acquisition Programs

o Directors' Deferred Stock Unit Program

         In 2005, Harleysville Group adopted the Directors' Deferred Stock Unit Plan (the "DSU Plan"), which provides for issuance of deferred stock units for an aggregate of 110,000 shares of Common Stock subject to adjustment for stock splits or other changes. The DSU Plan was approved by stockholders at the Annual Meeting of Stockholders held on April 27, 2005. Under the DSU Plan, on the day of the April Board meeting each year, each non-employee director of Harleysville Group and Harleysville Mutual will receive a grant of deferred stock units valued at $30,000, based on the fair market value of the stock on the day of the April Board meeting. A deferred stock unit is a right to receive, without payment to the Company, one share of common stock of the Company. Upon termination of service, a non-employee director shall receive shares of common stock equal to the number of deferred stock units in his or her account. To date, 13,500 deferred stock units have been issued. Cash dividends paid on shares of the Company's common stock are deemed to be paid on deferred stock units and are paid to non-employee directors. A non-employee director has no voting rights with respect to any deferred stock units until shares are issued. The DSU Plan, which is administered by the Nominating and Corporate Governance Committee of the Board of Directors of Harleysville Group, expires on December 31, 2009. The Committee has no discretion with regard to the eligibility or selection of directors to receive deferred stock units, the number of deferred stock units granted, the value of such units or the timing of the issuance of shares under the DSU Plan.

o Directors' Stock Option Programs

         In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provided for the issuance of options on an aggregate of 130,000 shares of common stock, subject to adjustment for stock splits or other changes. The 1995 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 27, 1994. Under the 1995 Program, on May 24, 1995, each non-employee director of Harleysville Group and Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options, less the amount of unvested options, if any, under the prior director's' stock option program at the then current fair market value and an exercise price of $12.50. During the term of the 1995 Program, each newly elected non-employee director and each employee director who became a non-employee director of Harleysville Group or Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. Twenty percent of the options granted vested on the day of grant with the balance vesting at the rate of twenty percent per year of active Board service. No options were exercisable until six months after the date of grant. The term of each option is ten years. Options on 122,440 shares have been granted under the 1995 Program, of which 20,000 remain unexercised. No additional options will be granted under the 1995 Program. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options under the 1995 Program, or the purchase price thereunder. The 1995 Program did not provide for stock appreciation rights.

         In 1999, Harleysville Group adopted the Year 2000 Directors' Stock Option Program (the "2000 Program"), which provides for the issuance of options for an aggregate of 123,500 shares of common stock, subject to adjustment for stock splits or other changes. The 2000 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 28, 1999. Except for options already granted under the 1995 Program, the 2000 Program superseded the 1995 Program. Under the 2000 Program, each year from 2000 through 2004, each non-employee director of Harleysville Group and Harleysville Mutual received a grant of 2,500 non-qualified stock options, less the amount of options each may have, if any, under the 1995 Program that vested in that year, at the then current fair market value. Options on 108,500 shares have been granted under the 2000 Program, of which 101,000 remain unexercised. The 2000 Program expired in 2004 and no additional options will be granted under this program. The options vest immediately, although no option is exercisable until six months after the date of grant. The term of each option is ten years. The 2000 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors subject to such options under the 2000 Program, the option price thereunder or the number of shares granted to a director each year. The 2000 Program did not provide for stock appreciation rights.

o Directors' Equity Award Program

         Each Harleysville Group Board member who was a Board member on April 25, 1996, and remained an active Board member on August 28, 1996, received a grant of 5,646 shares of Harleysville Group common stock restricted against transfer and subject to forfeiture until the first to occur of his or her retirement from the Board after attaining age 72, death or disability. A total of 45,168 shares were awarded to eight directors. Each director-holder possesses the right to vote the shares and receive dividends thereon. Directors' current holdings of restricted stock are set forth on the chart on page 27.

o Directors' Stock Purchase Plan

         In 1996, Harleysville Group adopted the Directors' Stock Purchase Plan. This plan was approved by the stockholders at the Annual Meeting of Stockholders held on April 24, 1996. This plan permitted non-employee directors of Harleysville Group and Harleysville Mutual to purchase Company common stock at the lower of 85 percent of the fair market value of the shares at the start or end of a six-month subscription period, which runs from July 15 to January 14, and January 15 to July 14. The Plan provided for up to 20 subscription periods. Directors were permitted to contribute, through withholding from fees or a lump sum payment, up to $20,000 per subscription period with the number of shares, including fractional shares, purchased being equal to the dollar amount contributed, divided by the purchase price. Two hundred thousand (200,000) shares of Harleysville Group common stock were reserved for this program. During the 17 subscription periods since its inception, a total of 97,369 shares have been purchased by directors. The Plan has been discontinued with the last subscription period ending on January 14, 2005.

                               STOCKHOLDER ACTIONS

ITEM 1.  ELECTION OF DIRECTORS

         Harleysville Group's Board of Directors currently consists of eight directors. Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's reaching age 72. The Board of Directors is divided into three classes. The current three-year terms of Class A, B and C directors expire in the years 2007, 2006 and 2008, respectively.

         Three Class B directors are to be elected at the 2006 Annual Meeting. Mr. Reed, who will attain the age of 72 after the 2006 but prior to the 2007 Annual Meeting, is nominated for a one year term. Messrs. Browne and Rosenbloom are each nominated for a three year term. The nominees are:

-------------------------------- --------------- ----------------------- ---------------------- ----------------------

             NAME                    CLASS                AGE               DIRECTOR SINCE         YEAR TERM WILL
                                                                                                  EXPIRE IF ELECTED
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
Michael L. Browne                      B                   59                    1986                   2009
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
Frank E. Reed                          B                   71                    1986                   2007
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
Jerry S. Rosenbloom                    B                   66                    1999                   2009
-------------------------------- --------------- ----------------------- ---------------------- ----------------------

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED DIRECTORS.

         If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

         Directors continuing in office are:

-------------------------------- --------------- ----------------------- ---------------------- ----------------------

             NAME                    CLASS                AGE               DIRECTOR SINCE            YEAR TERM
                                                                                                     WILL EXPIRE
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
Lowell R. Beck                         A                   71                    1996                   2007
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
G. Lawrence Buhl                       A                   59                    2004                   2007
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
W. Thacher Brown                       C                   58                    2002                   2008
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
Mirian M. Graddick                     C                   51                    2000                   2008
-------------------------------- --------------- ----------------------- ---------------------- ----------------------
William W. Scranton III                C                   58                    2004                   2008
-------------------------------- --------------- ----------------------- ---------------------- ----------------------

BIOGRAPHIES OF DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

Nominees for Reelection at this Annual Meeting (Class B)

         Mr. Browne was elected a director of Harleysville Group in 1986 and non-executive Chairman of the Board in 2003. In 2003, he was also elected a director and non-executive Chairman of the Board of Harleysville Mutual. He was appointed CEO of Harleysville Group and President and CEO of Harleysville Mutual on February 5, 2004, at which time he ceased being the chairman of the boards of both Companies. On January 26, 2005, Mr. Browne was appointed President of Harleysville Group. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1983, Mr. Browne joined the law firm of Reed Smith LLP, in Philadelphia, Pennsylvania, as a partner. He was the managing partner of its Delaware Valley regional office from January 1993 until January 2001, when he became head of Reed Smith's international insurance practice, a position he held until February 2004.

         Mr. Reed was elected a director of Harleysville Group in 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., Mr. Reed became President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was Chairman of the Board and a director of 360(degree) Communications Company until its merger in July 1998 with Alltel Corporation, of which he was a director until his retirement in April 2005.

         Dr. Rosenbloom, who was elected a director of Harleysville Mutual in 1995, became a director of Harleysville Group in 1999. Dr. Rosenbloom is the Frederick H. Ecker Emeritus Professor of Insurance and Risk Management and Academic Director of the Certified Employee Benefit Specialist Program at the Wharton School of the University of Pennsylvania, a position he has held since 1978. He also served as Chairman of the Department of Insurance and Risk Management at Wharton from 1989 until 1994. Dr. Rosenbloom is a trustee of MBIA Claymore Closed End Municipal Bond Fund (a mutual fund) and a trustee of Century Shares Trust (a mutual fund).

Directors with Terms Expiring in 2007 (Class A)

         Mr. Beck was elected a director of Harleysville Group in 1996. From 1982 until his retirement in 1996, Mr. Beck was President and Chief Executive Officer of the National Association of Independent Insurers, an insurance industry trade group headquartered in Des Plaines, Illinois. Prior to 1982, he served in various executive capacities with the American Bar Association in Chicago, Illinois. He has served as of counsel to the law firm of Stone and Moore, Chicago, Illinois; and as adjunct professor of political science at the University of Tennessee at Chattanooga.

         Mr. Buhl was elected a director of Harleysville Group in August 2004 and became a director of Harleysville Mutual in April 2005. In 2003, Mr. Buhl retired from Ernst & Young after serving 35 years with the firm. Most recently he served as Regional Director of Insurance Services in Ernst & Young's Philadelphia Office and had served in the same capacity for both the Baltimore and New York Offices. For 24 of his years with Ernst & Young, he was an audit partner performing extensive work for the Pennsylvania Insurance Department and many insurance companies. He is also a director of Assured Guaranty, Ltd., for which he serves as chairman of its audit committee and a member of its finance committee.

Directors with Terms Expiring in 2008 (Class C)

         Mr. Brown was elected a director of Harleysville Group in December 2002 and was elected a director of Harleysville Mutual in 1994. Mr. Brown had been President of 1838 Investment Advisers, LLC in King of Prussia, Pennsylvania from 1988 until his retirement in May 2004. He also had been President of MBIA Asset Management LLC and a director of MBIA Insurance Company Inc. from 1998 until his retirement in September 2004. He is a director of 1838 Bond Debenture Fund, 1838 Funds and Airgas, Inc.

         Ms. Graddick was elected a director of Harleysville Group in February 2000, and at the request of the Chairman of the Board and the Nominating and Corporate Governance Committee, she has agreed to continue as a director after retiring from her primary employment in 2006. She had been executive vice president for human resources of AT&T Corp., Bedminster, New Jersey from March 1999 until February 2006. Previously, she had been vice president at AT&T with various human resource responsibilities since 1994. Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

         Mr. Scranton was elected a director and non-executive Chairman of the Board of Harleysville Group on February 5, 2004. He was elected a director of Harleysville Mutual in May 1999 and was named non-executive Chairman of the Board of Harleysville Mutual on February 5, 2004. Mr. Scranton was lieutenant governor of Pennsylvania from 1980 to 1988 and is currently manager of the Scranton Family Office in Scranton, Pennsylvania.

EXECUTIVE OFFICERS

         The executive officers of the Company as of December 31, 2005 were:

------------------------------------------- ------------------------ -----------------------------------------------

                   NAME                               AGE                                TITLE

------------------------------------------- ------------------------ -----------------------------------------------
Michael L. Browne                                     59             President & Chief Executive Officer

------------------------------------------- ------------------------ -----------------------------------------------
Mark R. Cummins                                       49             Executive Vice President, Chief Investment
                                                                     Officer & Treasurer
------------------------------------------- ------------------------ -----------------------------------------------
Catherine B. Strauss                                  58             Executive Vice President, Human Resources &
                                                                     Public Affairs
------------------------------------------- ------------------------ -----------------------------------------------
Allan R. Becker                                       47             Senior Vice President & Chief Actuary

------------------------------------------- ------------------------ -----------------------------------------------
Arthur E. Chandler                                    49             Senior Vice President & Chief Financial
                                                                     Officer
------------------------------------------- ------------------------ -----------------------------------------------
Thomas E. Clark                                       45             Senior Vice President, Field Operations

------------------------------------------- ------------------------ -----------------------------------------------
Robert A. Kauffman                                    42             Senior Vice President, Secretary, General
                                                                     Counsel & Chief Governance Officer
------------------------------------------- ------------------------ -----------------------------------------------
Deborah A. Neuscheler                                 52             Senior Vice President, Performance Excellence
------------------------------------------- ------------------------ -----------------------------------------------
Kevin M. Toth                                         32             Senior Vice President, Claims

------------------------------------------- ------------------------ -----------------------------------------------
Akhil Tripathi                                        55             Senior Vice President & Chief Information
                                                                     Officer
------------------------------------------- ------------------------ -----------------------------------------------
Robert G. Whitlock Jr.                                49             Senior Vice President & Chief Underwriting
                                                                     Officer
------------------------------------------- ------------------------ -----------------------------------------------

         Mark R. Cummins is Executive Vice President, Chief Investment Officer and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

         Catherine B. Strauss has been Executive Vice President for Human Resources and Public Affairs for Harleysville Group and Harleysville Mutual since August 2002. Before that, commencing in 1998, she was senior vice president and had been a vice president in charge of human resources since 1996.

         Allan R. Becker became Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual in October 2005. Before joining Harleysville, he was vice president and senior actuary for ACE USA. During his 18 years with ACE USA and its predecessor CIGNA Property and Casualty, he held a variety of actuarial management roles. He holds the FCAS and MAAA designations.

         Arthur E. Chandler was named Senior Vice President and Chief Financial Officer in April 2005. Prior to that, he was senior vice president of financial controls for XL America, and he had been chief financial officer for Kemper Insurance's casualty division. He also spent nearly 20 years with CIGNA in various financial positions.

         Thomas E. Clark was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of branch and subsidiary operations in March 2004. Before that, commencing in January 2001, he was in charge of branch operations and had been Resident Vice President for the New Jersey operations of Harleysville Group and Harleysville Mutual since July 2000. From 1995 through 2000, he worked for Fireman's Fund Insurance Company as a business segment leader.

         Robert A. Kauffman has been Senior Vice President, Secretary, General Counsel and Chief Governance Officer of Harleysville Group and Harleysville Mutual since November 2004. Before joining Harleysville he had been a shareholder in the securities litigation department of the law firm, Berger & Montague. Prior to that he was an equity partner in the law firm of Reed Smith LLP in Philadelphia. He also served as an Assistant United States Attorney in the criminal and asset forfeiture divisions of the United States Attorney's Philadelphia office.

         Deborah A. Neuscheler became Senior Vice President, Performance Excellence for Harleysville Group and Harleysville Mutual in February 2005. Before joining Harleysville she had been a consultant for QPM Solutions and prior to that senior vice president of business transformation for Chase Regional Banking in New York. She also served as principal consultant in the Six Sigma practice for PricewaterhouseCoopers Management Consulting in Washington, DC and had been senior vice president of GE Financial Assurance in Philadelphia.

         Kevin M. Toth was appointed Senior Vice President, Claims for Harleysville Group and Harleysville Mutual in July 2005. He joined Harleysville in January 2005 as Vice President, Associate General Counsel and Chief Litigation Counsel. Before that he was an attorney in the litigation department of the law firm of Reed Smith LLP.

         Akhil Tripathi became Senior Vice President and Chief Information Officer for Harleysville Group and Harleysville Mutual in January 2005. He came to Harleysville from Marsh Affinity and Private Client Services where he was managing director and chief information officer. Prior to that he was executive vice president and IT executive for e-Fusura Agency, a major Internet insurance exchange he started for American International Group. He also served as vice president and chief information officer for AIG Life and the former Providian Direct Insurance.

         Robert G. Whitlock Jr. was named Senior Vice President and Chief Underwriting Officer of Harleysville Group and Harleysville Mutual in October 2005. He was Senior Vice President and Chief Actuary since February 1995, and had been in charge of various actuarial functions from 1991 to 1995.

ITEM 2.  APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

         On February 22, 2006, the Board of Directors adopted, subject to stockholder approval at the 2006 Annual Meeting, the Amended and Restated Equity Incentive Plan for officers and key employees of the Company. The Harleysville Group Inc. Amended and Restated Equity Incentive Plan (the "Plan") enables Harleysville Group (the "Company") to grant stock options, stock appreciation rights, and restricted stock awards to officers and key employees of the Company, Harleysville Mutual and subsidiaries (the "Participants"). The stockholders of the Company initially approved the Plan in 1986, and in 1990 and 1997 approved an additional number of shares to be authorized under the Plan. Non-employee directors of the Company are not eligible to participate in the Plan.

         The Board believes that the Plan has proved to be of substantial value to the Company over the years because it enables the Company to offer officers and key employees long-term performance-based compensation that creates a proprietary interest in the Company and motivates officers and key employees to contribute to the continuing financial success of the Company. The Board anticipates that awards will be made to approximately 150 officers and key employees annually, although additional awards may be made if the circumstances warrant.

         From the Plan's inception in 1986 through December 31, 2005, options covering 6,465,172 shares of Common Stock (including options that subsequently reverted or expired and were re-granted under the terms of the Plan) and 114,294 shares of restricted stock (including shares that were forfeited) have been granted to officers and key employees. From 1986 through December 31, 2005, options for 3,070,178 shares have been exercised. The shares which have been subject to grants as of December 31, 2005, plus reverted or expired options and forfeited restricted shares, leaves 1,228,353 shares available for future options or other awards.

         The number of shares of Common Stock remaining available for grants under the Plan is insufficient to adequately provide for participation of the officers and key employees who are eligible to receive such grants over the next three to four years because the Company intends to discontinue the Long Term Incentive Plan (described on page 30) and provide all long-term incentive compensation through this Plan. Based on this change to long-term incentive compensation and the recommendations of an independent compensation consultant, the Board, subject to stockholder approval, has amended and restated the Plan to:

         o increase the aggregate number of shares of Common Stock available for issuance under the Plan by an additional 1,000,000 shares;

         o    change prospectively the vesting period for stock option grants;

         o change prospectively the provisions regarding expiration of options upon termination of employment;

         o provide for the lapse of restrictions on restricted stock based on the attainment of objective performance goals in accordance with
              Section 162(m) of the Internal Revenue Code;

         o specifically provide for the payment of withholding tax owed upon the lapse of restrictions on restricted stock by foregoing delivery of shares due as a result of the lapsed restrictions;

         o provide for lapse of restrictions on restricted stock awards under certain circumstances upon retirement; and

         o revise the change in control language to reflect changes in the definition of change in control in employment agreements.

         In the event the stockholders approve the current proposal to adopt the Plan, a total of approximately 2,228,353 shares will be available for future options or awards under the Plan. The market value, as of March 1, 2006, of a share of the Common Stock is $26.11. In the event the stockholders do not approve the proposal to adopt the Amended and Restated Equity Incentive Plan, the Board may reconsider its intent to discontinue the Long Term Incentive Plan.

         The proposed Plan is described below.


KEY TERMS OF THE PLAN

Stock Options

         Under the Plan, the Company may grant stock options designed to qualify for special tax treatment under Section 422 of the Code ("Incentive Stock Options") or stock options that are not intended to so qualify for special tax treatment under Section 422 of the Code ("Non-Qualified Stock Options"). The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted. Pursuant to the Plan, the exercise price may be payable in cash or in Common Stock of the Company or a combination of cash and stock. The Compensation and Personnel Development Committee ("Committee") may specify at the time of any option grant that any withholding taxes required to be paid by the officer or key employee at the time of exercise may be paid though delivery of or forbearance to receive Common Stock of the Company. Under the Plan, generally no option may be exercised during the first year of its term, 33 1/3 percent of the option award vests and becomes exercisable during its second year, another 33 1/3 percent of the option award vests and becomes exercisable during its third year and the remaining 33 1/3 percent of the option award vests and becomes exercisable during its fourth year. The Plan provides that stock options are immediately exercisable upon a change in control of the Company (except for Incentive Stock Options within six months of grant). A change in control would include a consolidation or merger of the Company into another company, a sale of all the assets of the Company, liquidation or dissolution, one entity acquiring 20 percent of the voting securities of the Company, or a majority of Board members of Harleysville Mutual or the Company changing within two years (without the approval of the then-existing directors).

         All unexercised options will terminate unless the Committee otherwise provides, after ten years or earlier upon the Participant's cessation of employment, except that no Incentive Stock Option is exercisable after ten years from the date of grant. Unless the Committee otherwise provides, all unexercised options will terminate 30 days after the date of cessation of employment except in the case of retirement, death or disability. In the case of retirement, death or disability, all options that have been held for at least six months become immediately exercisable and, unless the Committee otherwise provides, if the options do not otherwise expire, Participants who die or become disabled have one year after cessation of employment to exercise their options; Participants who retire after attaining age 55, and prior to attaining age 62, with five years of service have two years after retirement to exercise their options; and Participants who retire after attaining age 62 with five years of service have five years after retirement to exercise their options. The Plan permits the Committee to allow Non-Qualified Stock Options to be transferred to immediate family members. No officer or key employee may receive more than 200,000 options in any calendar year.

         Incentive Stock Options will be subject to the requirements of Code
Section 422 requiring that the aggregate fair market value of stock subject to an Incentive Stock Option exercisable for the first time by a Participant during a calendar year shall not exceed $100,000 and no Incentive Stock Option shall be granted to any employee if such employee at the time the option is granted possesses more than 10 percent of the total combined voting power of all classes of stock of the Company unless the option price at date of grant is at least 110 percent of the fair market value of the stock subject to the option and is not exercisable after the expiration of five years from date of grant.

Stock Appreciation Rights

         The Plan also permits the Committee to grant Stock Appreciation Rights in conjunction with the granting of stock options under the Plan. These rights entitle the recipient to receive at the time of the exercise of the related stock option, cash equal to the difference between the fair market value of the share of stock at the time of the grant of Stock Appreciation Rights and the fair market value of a share of stock at the time of the exercise, which cash may be applied to the purchase price of the related stock option.

Restricted Stock Awards

         The Plan further authorizes the Committee to grant restricted stock upon such terms and conditions as the Committee finds appropriate. Restriction periods will generally be for three to five years although the Committee may establish other time periods. The lapse of restrictions may be based upon the attainment of performance goals established by the Committee in accordance with
Section 162(m) of the Internal Revenue Code. Such performance goals may include specific amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; premium volume; or other financial or operating goals determined by the Committee. Upon the lapse of restrictions, shares of common stock free of restrictions shall be issued to the Participant. The Committee has the power to permit, in its discretion, acceleration of the applicable restriction period with respect to any part or all of an award. Unless the Committee provides otherwise, all restrictions upon shares awarded under the Plan shall lapse: 1) upon the retirement of a Participant, after attaining age 65 with five years of service; or 2) on a pro-rata basis, upon the retirement of a Participant after attaining age 55 with ten years of service or attaining age 62 with five years of service. Otherwise, upon cessation of employment, all shares as to which there still remains unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Committee provides otherwise.

         A Participant may forego delivery of an applicable number of shares due to such Participant as a result of lapse of restrictions on such restricted stock award to pay any withholding tax due upon such lapse of restrictions.

Administration

         The Plan will be administered by the Committee, which will have general authority to interpret provisions of the Plan and enact such rules and regulations, which it shall deem appropriate for the administration of the Plan; provided however, that the Committee shall have no discretion regarding the number of shares made available to cover awards made under the Plan.

Amendments

         The Board may amend the Plan for any reason, except that if stockholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange or NASDAQ Stock Market, the amendment will not be effective until such approval.

Change in Control

         In the event of a change in control of the Company, all previously granted stock options (except for incentive stock options within six months of grant) and Stock Appreciation Rights shall become exercisable immediately and all previously issued shares of restricted stock shall be issued free of any restrictions or forfeiture obligations.

Adjustments

         In the event of certain changes in the number or kind of outstanding shares of Common Stock, an appropriate adjustment may be made with respect to the existing and future awards under the Plan. The proceeds received by the Company from the exercise of stock options under the Plan are added to the general funds of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses certain federal tax consequences in connection with awards under the Plan. State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

Incentive Stock Options

         An Incentive Stock Option results in no taxable income to the Participant or a deduction to the Company at the time it is granted or exercised. If the Participant retains the stock received as a result of an exercise of an Incentive Stock Option for at least two years from the date of grant and one year from the date of exercise, then the gain is treated as a long term capital gain. If the shares are disposed of during this period, the option will be treated similar to a Non-Qualified Stock Option. The Company receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the Participant.

Non-Qualified Stock Options

         A Non-Qualified Stock Option results in no taxable income to the Participant or deduction to the Company at the time it is granted. A Participant exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then fair market value of the shares. Subject to the applicable provisions of the Code, the deduction for federal income tax purposes will be allowed for the Company in the year of the exercise in an amount equal to the taxable compensation realized by the Participant. Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to a Named Executive Officer in any one year. Total remuneration would include amounts received upon the exercise of Non-Qualified Stock Options. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options (the exercise price for which is at or above the fair market value of the underlying shares at the date of grant), if such options are granted pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to make grants of Non-Qualified Stock Options thereunder meet the requirements of "performance-based compensation."

Stock Appreciation Rights

         No income will be recognized by the recipient of a Stock Appreciation Right until the underlying stock option is exercised and cash is either paid or credited to the purchase price of the underlying stock option. The amount of such income will be equal to the cash awarded and the fair market value of such shares on the exercise date less the fair market value on the date of the grant, and will be ordinary income. The Company will be entitled to a deduction under the same rules described in connection with Non-Qualified Stock Options.

         A Participant who receives a payout under this Plan will immediately realize ordinary income and Harleysville Group will be entitled to a deduction for federal income tax purposes at the time of receipt in the same amount. The amount of income realized and the amount of the deduction will be the sum of the cash component and the total fair market value of the stock awarded.

         If a Participant disposes of shares of Company Common Stock acquired under this Plan, any amount received in excess of the value of the shares of Common Stock on which the Participant has been previously taxed will be treated as a long-term or short-term capital gain depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as a long-term or short-term capital loss, depending upon the holding period of the shares.

         To the extent that any receipt of cash or shares of stock is deferred, then there will be no income tax consequences to the Participant or the Company until the cash or the shares are paid.

Restricted Stock Awards

         No income will be recognized by the recipient of a Restricted Stock Award if such award is subject to a substantial risk of forfeiture. Generally when the substantial risk of forfeiture terminates with respect to a Restricted Stock Award, then the fair market value of the stock will constitute ordinary income to the employee. Concurrently, generally for federal income tax purposes a deduction will be allowed to the Company in an amount equal to the compensation realized by the employee. Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for a total remuneration in excess of $1,000,000 paid to a Named Executive Officer in any one year. Total remuneration would include amounts received as restricted stock awards, unless the grants are made subject to performance goals as described above.

ESTIMATED PLAN BENEFITS

         The awards that may be granted in future periods under the Amended and Restated Equity Incentive Plan to the Named Executive Officers and non-executive officers are not determinable at this time. There will be no awards under this Plan to employee directors.


VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for the adoption of the Amended and Restated Equity Incentive Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.


SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2005

---------------------------------------------------------------------------------------------------------------------------
          PLAN CATEGORY          NUMBER OF SECURITIES          WEIGHTED-AVERAGE              NUMBER OF SECURITIES
                                 TO BE ISSUED UPON             EXERCISE PRICE OF             REMAINING AVAILABLE
                                 EXERCISE OF OUTSTANDING       OUTSTANDING OPTIONS,          FOR FUTURE ISSUANCE
                                 OPTIONS, WARRANTS             WARRANTS AND                  UNDER EQUITY
                                 AND RIGHTS                    RIGHTS                        COMPENSATION PLANS
                                                                                             (EXCLUDING SECURITIES
                                                                                             REFLECTED IN COLUMN (A))
---------------------------------------------------------------------------------------------------------------------------
                                            (a)                           (b)                            (c)
    Equity compensation        --------------------------------------------------------------------------------------------
    plans approved by
    security holders                     2,468,497                       22.30                        2,287,657
---------------------------------------------------------------------------------------------------------------------------

    Equity compensation
    plans not approved by                    0                             0                              0
    security holders
---------------------------------------------------------------------------------------------------------------------------

         The equity compensation plans approved by stockholders, are described on pages 13-15, 20-25 and 30-31, except for the Amended and Restated Agency Stock Purchase Plan. In 2005, the Company adopted the Amended and Restated Agency Stock Purchase Plan, which was approved by written consent of the holders of a majority of the Company's voting stock. Under the Plan, the top-tier independent insurance agencies that sell insurance products for the Company's parent, subsidiaries and affiliates may purchase twice a year, on January 15 and July 15, Company stock at a discount of 10 percent off the closing price on the previous trading day. The amount that can be purchased by any one agency is limited to no more than $12,500 in value every six months. A total of 1,000,000 shares were reserved for issuance under this program at the time of its initial adoption in February 1995. As of March 1, 2006, 517,220 shares have been issued under this program.

                            OWNERSHIP OF COMMON STOCK

TABLE I - FIVE PERCENT STOCKHOLDERS

         Those persons owning five percent or more of Harleysville Group stock as of December 31, 2005, are set forth below. On that date, there were 30,610,233 shares of Harleysville Group stock held by stockholders.

------------------------------ ---------------------------- -------------------------- ------------------ -----------

      NAME AND ADDRESS              VOTING AUTHORITY               DISPOSITIVE          TOTAL AMOUNT OF   PERCENT
                                                                    AUTHORITY             BENEFICIAL       OF CLASS
                                                                                           OWNERSHIP
------------------------------ --------------- ------------ --------------- ---------- ------------------ -----------
                                    SOLE         SHARED          SOLE        SHARED
------------------------------ --------------- ------------ --------------- ---------- ------------------ -----------
    HARLEYSVILLE MUTUAL
      INSURANCE COMPANY          17,002,445         0         17,002,445        0         17,002,445        55.54%
      355 MAPLE AVENUE
   HARLEYSVILLE, PA 19438
------------------------------ --------------- ------------ --------------- ---------- ------------------ -----------
      DIMENSIONAL FUND
        ADVISORS INC.             2,525,375         0          2,525,375        0          2,525,375        8.28%
      1299 OCEAN AVENUE
   SANTA MONICA, CA 90401
------------------------------ --------------- ------------ --------------- ---------- ------------------ -----------

TABLE II - BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         This table shows Harleysville Group stock holdings of the Directors, including the Director Nominees, and Named Executive Officers (who are the CEO and the next four most highly compensated executive officers employed as of December 31, 2005, and those otherwise required to be included pursuant to SEC rules), based on salary and bonus attributable to 2005 and all directors and executive officers as a group as of March 1, 2006. Please see the table on page 18 for titles of the Named Executive Officers. The "Aggregate Number of Shares Beneficially Owned" listed in the second column includes the numbers listed in the third, fourth and fifth columns. For a description of the restricted shares owned by Directors, please see the Directors' Equity Award Program description on pages 14-15 and for a description of the deferred stock units held by non-employee Directors, please see the Directors' Deferred Stock Unit Plan on pages 13-14. For a description of the restricted shares owned by Named Executive Officers, see page 35. On March 1, 2006, there were 30,709,049 shares of Harleysville Group stock outstanding.

----------------------------- ----------------- -------------- ------------------- ----------------- -------------------

            NAME                 AGGREGATE        RIGHT TO         NUMBER OF          NUMBER OF          PERCENT OF
                                   NUMBER          ACQUIRE         SHARES OF        DEFERRED STOCK   SHARES (LESS THAN
                                  OF SHARES      (NUMBER OF     RESTRICTED STOCK        UNITS            1% UNLESS
                                BENEFICIALLY     SHARES)(2)          OWNED                               INDICATED)
                                   OWNED
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Lowell R. Beck                     25,137           18,500                0              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
W. Thacher Brown                   54,535           12,500            5,646              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
G. Lawrence Buhl                    2,793                0                0              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Mirian M. Graddick                 22,994           12,500                0              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Frank E. Reed                      44,084           12,500            5,646              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Jerry S. Rosenbloom                42,252           10,500            5,646              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
William W. Scranton III            15,975           12,500                0              1,500
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Michael L. Browne                  84,365           70,148            5,646                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Mark R. Cummins                   151,782          131,770                0                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Catherine B. Strauss               93,269           76,898                0                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Akhil Tripathi                     11,455            6,103            4,275                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
Robert G. Whitlock Jr.            106,946           90,249                0                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
M. Lee Patkus(1)                        0                0                0                  0
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------
All Directors & Executive
Officers as a Group (19)          733,431          510,666           43,042             10,500               2%
----------------------------- ----------------- -------------- ------------------- ----------------- -------------------

(1) Mr. Patkus ceased employment with the Company in January 2005.

(2) Includes shares of common stock subject to vested, unexercised stock options and shares of common stock subject to stock options, which will vest within 60 days after March 1, 2006.

           REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE


COMPENSATION PHILOSOPHY

         The Compensation and Personnel Development Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code and as defined by NASDAQ, oversees a management compensation program designed to further the attainment of the Company's strategic goals of growth and profitability and thus enhance stockholder value. In order to achieve these strategic goals, the Company has identified four principles to guide its compensation program. The program is designed to:

o  attract, retain and motivate talented executives;
o  reward competencies and behaviors critical to the Company's success;
o offer total compensation levels that are consistent with the performance of the executive measured against other executives both within the Company and within the industry; and
o focus executives on performance goals and measures that are the key to the Company's success by providing variable compensation programs linked to creation of stockholder value.

COMPENSATION METHODOLOGY

         The Harleysville Group compensation program is designed to enable the Company to fairly compete for talented and experienced staff with companies of similar size whether publicly or privately held. Data from many different insurance and other companies are employed to determine proper competitive compensation levels for an organization the size of Harleysville. As a result, the group from which data are gathered and used is not the same as the peer group represented on the Stock Performance Charts, which includes all NASDAQ Stock Market traded property/casualty companies regardless of size or other characteristics, although data from many of the same companies may be employed.

         Total compensation is comprised of fixed compensation (annual base salary), variable compensation (annual and long-term incentive plans) and stock incentive awards. The total compensation target is the 50th percentile of the market for comparable executive positions and is designed to enable the organization to attract and retain high-performing executives and to reward above average performance, while a flexible mix between base salary and variable compensation permits higher potential of pay for those positions where performance results are highly measurable and where the value of those results to the Company is clear and significant. In some cases, for the purpose of attraction, retention or incenting of specific employees, stock appreciation rights or restricted stock are awarded as well. An independent compensation consultant provides data to the Compensation Committee regarding market rates for compensation and compensation plan structures. The data is derived from analysis of publicly available information and proprietary survey sources.

         The specific components of the compensation program and how they function are described below.

         Base Salary

                  Consistent with the compensation philosophy, annual base salary is designed to be competitive within the industry. Each position in the Company is placed in an appropriate paygrade, the midpoint of which is set at the median pay for that position when compared to comparable positions in the property/casualty insurance industry and, if appropriate, other industries, on a size-adjusted basis. The Company also considers the paygrades assigned to comparable positions within the Company and individual circumstances when determining paygrade assignments for a particular position. A salary range based on the midpoint is developed for that paygrade. Salaries for the Named Executive Officers and all officers are determined after the close of the year for the 12 month period commencing April 1 and are based on a combination of individual performance and Company performance, the weightings of which may change from year to year. Information regarding base salary for fiscal years 2003, 2004 and 2005 for the Named Executive Officers is found in the table on page 34. To evaluate Company performance, the Compensation Committee compares the Company's overall corporate performance against the insurance industry with respect to a number of factors including return on equity and combined ratio. The term "combined ratio" is a standard term of measurement in the property/casualty insurance industry that is the ratio produced by adding: 1) the ratio of losses, loss adjustment expenses, and policy-holder dividends to net earned premiums; and 2) the ratio of underwriting expenses to net written premium. The resulting fraction then is expressed as a percentage.

         Annual Incentive Compensation

                  The Company each year adopts targets under its Senior Management Incentive Compensation Plan in order to direct executive officer attention to the attainment of significant annual corporate goals. The 2005 Plan contained the same goals for all executive officers, other than the Chief Investment Officer: a combined ratio goal for Harleysville Group's property/casualty operations; an operating return on equity ("ROE") goal; and an individual objectives goal. The weightings for each factor were: combined ratio, 40 percent; operating ROE, 30 percent; and individual objectives, 30 percent. For the Chief Investment Officer, goals and their relative weightings were: combined ratio, 25 percent; operating ROE, 20 percent; performance of Company's equity portfolio, 10 percent; performance of Company's fixed income portfolio, 15 percent; and individual objectives, 30 percent. The Plan is designed to pay a target award at a level of 20 percent to 40 percent of annual base salary depending on officer position and title when the target goals are achieved. Payouts may be up to 200 percent of the target award if actual performance exceeds the target. Conversely, payouts may be less than 100 percent, and as low as zero, if actual performance does not attain the target.

                  Consistent with the Compensation Committee's philosophy, the size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company of similar size. For 2005, the threshold for a payout under the Plan was a ROE equal to or exceeding eight percent and the Company exceeded its target goals. For the Named Executive Officers, payments earned under the Senior Management Incentive Compensation Plan for fiscal years 2003, 2004 and 2005 are listed in the table on page 34.

         Long Term Incentive Compensation

                  Since 1988, the Company has maintained a Long Term Incentive Plan designed to reward those senior executive officers of Harleysville Group involved in establishing the Company's strategy. From the Plan's inception and up to and including the Plan period beginning in 1999, the Plan rewarded the attainment of long-term ROE goals. Commencing in 2000, the Plan was changed, with stockholder approval, in order to help achieve the desired total compensation target. The Plan became a three-year plan and the award, which has both a cash and stock component that can vary by participant, is based on relative Total Shareholder Return ("TSR"), the components of which include both change in stock price and imputed dividend reinvestment, compared to a universe of at least 20 property/casualty stocks. The target award, which ranges from 30 percent to 200 percent of annual base salary at the beginning of the period, is payable if the TSR is at the 50th percentile at the end of such period. Target cash and target share awards are established as of January 1 of the first year of each three-year period based on a participant's annual base salary and the value of a share of stock. A maximum award of 150 percent of target is paid if the TSR is at the 80th percentile or higher while a minimum award of 50 percent of target is paid if the TSR is at the 35th percentile. No award is paid if the TSR is below the 35th percentile. TSR falling between the 35th and 50th percentiles and between the 50th and 80th percentiles will be interpolated to determine the size of the award. There was no payout for the 2001-2003, the 2002-2004 or the 2003-2005 plan periods as the TSR was less than the 35th percentile for those periods. See the chart on page 38 for further information on awards under this Plan for 2005-2007.

                  After discussion with and analysis by its independent compensation consultant, the Compensation Committee has decided to discontinue this Plan and intends that the last performance period will be the one which commenced in 2005. Starting in 2006, the Company intends to provide all long-term incentive compensation through grants of stock options and restricted stock under the Amended and Restated Equity Incentive Plan described on pages 20-25, subject to stockholder approval of the Plan. The Compensation Committee believes that this change will continue to align executive rewards with the creation of value for the stockholders, while being easier for participants and stockholders to understand. Furthermore, the Compensation Committee believes that the new structure will more closely align the long-term incentive compensation program with the Company's current business strategy and the long-term compensation programs of its competitors.

         Stock Options

                 Pursuant to the terms of the Equity Incentive Plan, each year the Compensation Committee grants stock options to officers and key employees of Harleysville Group. Because stock option grants are a component of a compensation target, these awards do not take into account options already held by the officer. A target award of stock options for each paygrade is established after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the paygrade level of the executive position. The Compensation Committee generally uses the Black-Scholes option value method to determine the value of the stock option grant component of compensation and awards the number of stock options whose total value equals the target amount. Based upon the recommendation of the CEO, in light of the officer's performance, an officer may receive an award greater or lesser than target, including none at all. For 2005, executive officers who are eligible for participation in the Long Term Incentive Plan, including the President and CEO and other Named Executive Officers, must, by January 1, 2008, or within six years of becoming eligible for participation in the Long Term Incentive Plan, beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive stock options at a level necessary to keep total compensation at the target level. For the President and CEO, the multiple is three, for the executive vice presidents the multiple is two, and for senior vice presidents the multiple is one times base salary.

                 The stock option grants to the Named Executive Officers in 2005 are set out on the Summary Compensation Table on page 34 and the Option Grant Table on page 37. All stock options granted under the Equity Incentive Plan in 2005, as well as in 2004 and 2003, have been non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of a share of common stock on the date of grant, have a term of ten years and vest at the rate of 50 percent each on the first and second anniversary dates of award, except that options held for at least six months become immediately exercisable upon an optionee's retirement, death or disability. Retired optionees, age 61 and younger, may exercise the options within one year of retirement, and retired optionees, age 62 and older, may exercise the options granted prior to May 1997 within two years after retirement and may exercise the options granted May 1997 and after within five years after retirement, if the options do not otherwise expire. However, if a retiree over 55 has a combination of age and service at retirement that equals or exceeds the number 72, then that retiree has five years in which to exercise the options after retirement if the options do not otherwise expire. The exercise price may be paid by delivery of already owned shares, cash or a combination of cash and shares. In the event of a merger, consolidation or other change in control of Harleysville Group, options are exercisable immediately. The Company has never re-priced stock options and has no current intention to do so.


CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Browne's compensation for 2005, as set forth in the Summary Compensation Table on page 34, was based on the factors set forth above. His total compensation, composed of base salary, a contribution to a non-qualified deferral plan for directors for which he had enrolled prior to being appointed CEO, annual incentive compensation, long term incentive compensation and stock option grants, reflects both a target compensation package commensurate with similar officers within the insurance industry peer group as well as an evaluation of his personal and Company performance on both a qualitative and quantitative basis. Mr. Browne's base salary was adjusted in February 2005 based upon review of Mr. Browne's performance and the Company results for the preceding calendar year. In 2004, the Company's fundamental key performance measures had greatly improved and stabilized. Net income per share had increased to $1.55 from a net loss per share of $1.59 in 2003. The combined ratio improved to 105.9 percent from 123.2 percent in 2003. ROE was nine percent. In light of these greatly improved results, the Committee awarded Mr. Browne a 4.2 percent increase for 2005.

         Mr. Browne's annual incentive compensation plan payout of $310,000 for 2005 was based on the formula described above and reflects that the Company exceeded its combined ratio and ROE goals for 2005 and the Board's evaluation of Mr. Browne's stellar performance on his individual objectives. In 2005, the Company achieved a combined ratio of 102.2 percent, an ROE of 11 percent and posted record earnings per share of $2.01. Under Mr. Browne's direction, the Company also made significant progress in its technology initiatives, consolidated operations and introduced a new field structure.

         The long term incentive payout of $0 reflects that there was no payout for the 2003-2005 period as the TSR was less than the 35th percentile for the period. Finally, the award of stock options in February 2005 was based on the appropriate formula described above.


INTERNAL REVENUE CODE IMPACT

         Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Compensation Committee has reviewed, and continues to review, the potential consequences to the Company of this section. This section had no impact on the Company in 2005 and it is not expected to have any significant impact on the Company in 2006, inasmuch as the compensation levels other than from stock option exercises or the Long Term Incentive Plan are likely to be below the $1 million figure, and any income from stock option exercises and the Long Term Incentive Plan is fully deductible under the current requirements of Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS

         No member of the Compensation Committee is an employee of an entity on whose board an executive officer of the Company sits.

SUBMITTED BY THE COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE

         Jerry S. Rosenbloom, Chairman
         W. Thacher Brown
         Mirian M. Graddick
         William W. Scranton III

                             STOCK PERFORMANCE CHART

         The following graph shows changes over the past five-year period (all full calendar-year periods) in the value of $100 invested in: 1) Harleysville Group common stock; 2) the NASDAQ Stock Market index; and 3) the Peer Group index. All values are as of the last trading day of each year.

            COMPARISON OF 5-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

                                [GRAPHIC OMITTED]

                         -------------------------------------------------------
                         2000     2001      2002      2003     2004       2005
--------------------------------------------------------------------------------
Harleysville Group        100      83.6     94.8      73.4      91.2     104.3
--------------------------------------------------------------------------------
Nasdaq                    100      79.3     54.8      82.0      89.2      91.1
--------------------------------------------------------------------------------
Peer Group                100     102.5    105.4     130.3     157.9     177.2
--------------------------------------------------------------------------------

                                     YEARS

         The year-end values of each investment shown in the preceding graph are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

         The graph was prepared by the Center for Research in Security Prices ("CRSP"). The NASDAQ National Market System index includes all U.S. Companies in the NASDAQ National Market System and the Peer Group index includes 54 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and foreign, fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637; (773) 702-7467. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         This table indicates, for the last three fiscal years, cash and other compensation earned by the Named Executive Officers, including Mr. Patkus, who ceased employment in January 2005 but is required to be included under applicable SEC rules. Mr. Browne was not an executive officer or otherwise employed by the Company in 2003; Mr. Tripathi was not an executive officer or otherwise employed by the Company in 2003 or 2004.

------------------------------------------------------------------------------------------------------------------------------------
    NAME AND PRINCIPAL      YEAR                  ANNUAL                                   LONG-TERM                     ALL OTHER
       POSITION                                 COMPENSATION                              COMPENSATION                 COMPENSATION
                                                                                  AWARDS                     PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
                                      SALARY        BONUS         OTHER       RESTRICTED      SECURITIES     LONG-TERM
                                                                                STOCK         UNDERLYING     INCENTIVE
                                                                                AWARDS       STOCK OPTIONS     PLAN
                                                                             (# OF SHARES)   (# OF SHARES)    PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
    Michael L. Browne       2005     $593,538      $310,000              0           0           45,000          0         $65,659
    President & Chief       2004     $525,046      $105,000       $106,579           0           37,648          0         $36,901
    Executive Officer
------------------------------------------------------------------------------------------------------------------------------------
      M. Lee Patkus         2005     $ 34,461      $336,000       $ 40,000           0                0          0              0
   Former President &       2004     $348,923             0              0           0           25,903          0        $12,300
 Chief Operating Officer    2003     $336,000             0              0           0           12,952          0        $ 5,040
------------------------------------------------------------------------------------------------------------------------------------
     Mark R. Cummins        2005     $326,233      $ 62,474              0           0           16,200          0         $17,492
Executive Vice President,   2004     $330,335      $ 41,292              0           0           16,148          0         $11,149
     Chief Investment       2003     $318,100             0              0           0            8,074          0         $ 4,772
   Officer & Treasurer
------------------------------------------------------------------------------------------------------------------------------------
  Catherine B. Strauss      2005     $243,680      $ 65,828              0           0           14,200          0         $13,928
Executive Vice President,   2004     $246,738      $ 30,842              0           0           14,176          0         $ 8,327
Human Resources & Public    2003     $237,600             0              0           0            7,088          0         $ 3,564
         Affairs
------------------------------------------------------------------------------------------------------------------------------------
     Akhil Tripathi         2005     $269,711      $ 70,425              0       4,275           12,250          0         $15,306
 Senior Vice President &
Chief Information Officer
------------------------------------------------------------------------------------------------------------------------------------
 Robert G. Whitlock Jr.     2005     $242,787      $ 67,976              0           0           12,700          0         $13,984
 Senior Vice President &    2004     $214,650      $ 21,465              0           0           10,614          0         $ 7,083
   Chief Underwriting       2003     $206,700             0              0           0            5,307          0         $ 3,100
         Officer
------------------------------------------------------------------------------------------------------------------------------------

          Salary paid in 2004 reflects the 27 pay periods in 2004, compared to the usual 26 pay periods in 2003 and 2005.

          Cash bonuses earned under the Senior Management Incentive Compensation Plan for services rendered in fiscal years 2003, 2004 and 2005 have been listed as a bonus in the year earned, although actually paid in the following year.

          Bonuses earned under the Long Term Incentive Plan for targets achieved in the fiscal year 2001-2003, 2002-2004 and 2003-2005 periods would have been listed in 2003, 2004 and 2005, respectively, although, again, any payouts would have been made in the subsequent year. No bonus was paid under the Long Term Incentive Plan for these performance periods.

          The amount shown as "Salary" under Annual Compensation for 2005 for Mr. Patkus includes salary paid while he was an employee plus payments received for accrued vacation after his employment terminated. The amount shown as "Bonus" and "Other" under Annual Compensation for 2005 for Mr. Patkus reflects amounts paid in 2005 in connection with a Settlement, Non-Solicitation and Release Agreement. Under the terms of the agreement, Mr. Patkus agreed that for a period of one year from the date of the agreement, he would not directly or indirectly solicit or try to hire, refer for hire or assist in hiring any employees of the Company. Additionally, the Company and Mr. Patkus released any and all claims against each other arising out of Mr. Patkus' employment or cessation of employment by the Company.

          The terms of stock options awarded in fiscal years 2003, 2004 and 2005 are described in the Report of the Compensation and Personnel Development Committee on pages 30-31. Mr. Browne and Mr. Tripathi are the only Named Executive Officers who held restricted stock of the Company as of December 31, 2005. Mr. Browne was awarded restricted stock when he was a non-employee director pursuant to the Directors' Equity Award Program, which is described on pages 14-15. As of December 31, 2005, he held 5,646 restricted shares with a value of $149,619. Mr. Browne possesses both the right to vote and receive dividends on those shares. Mr. Tripathi held 4,275 restricted shares with a value of $113,287 as of December 31, 2005. The restricted shares were originally awarded to Mr. Tripathi on January 11, 2005, upon his commencement of employment and are scheduled to vest in three years from the date of grant subject to acceptable performance ratings during the three year period. Mr. Tripathi possesses both the right to vote and receive dividends on these shares.

         Named Executive Officers as of December 31, 2005, are eligible to participate in the tax-qualified Extra Compensation Plan (a 401(k) plan) and a Nonqualified Excess Match Program. This Nonqualified Excess Match Program pays a match at the same rate as paid under the Extra Compensation Plan on the amount of base salary in excess of the annual limitation on compensation imposed by the Internal Revenue Code and on annual incentive plan payments. The Plan match can be 25, 50, 75, 100 or 125 percent of base salary dependent upon the ROE of the Company for the year.

         The amount shown under "All Other Compensation" in the Summary Compensation Table reflects contributions to the Extra Compensation Plan: a) for 2005 of $9,450 on behalf of Messrs. Browne, Cummins, Tripathi and Whitlock and Ms. Strauss, to match the 2005 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; b) for 2004 of $6,150 on behalf of each of the Named Executive Officers, except Mr. Browne and Mr. Tripathi, to match 2004 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; and c) for 2003 of $3,000 on behalf of each of the Named Executive Officers, except Messrs. Browne and Tripathi, to match the 2003 pre-tax elective deferred contributions made by each to the Extra Compensation Plan. The remainder of each amount shown under "All Other Compensation" is the allocation for each Named Executive Officer under the Nonqualified Excess Match Program except for Mr. Browne whose total for 2005 also reflects $31,209 for the Nonqualified Excess Match Program, and a $25,000 contribution to a non-qualified deferral plan for directors for which he had enrolled prior to being appointed CEO and whose total for 2004 reflects $15,651 for the Nonqualified Excess Match Program, $3,250 for the qualified match and an $18,000 contribution to a non-qualified deferral plan for directors for which he had enrolled prior to being appointed CEO.

Change-in-Control Arrangements

         The Company has entered into agreements with Messrs. Browne, Cummins, Tripathi and Whitlock and Ms. Strauss that provide for compensation to be paid to the Named Executive Officers in the event of both a change in control of Harleysville Group or its parent Harleysville Mutual and a subsequent substantial change in status of such Named Executive Officer's role with Harleysville Group. Changes in status include diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, change of place of employment or termination of employment, if they occur within three years of a change in control for Mr. Browne or within two years of the change in control for the other Named Executive Officers and are not for cause, e.g., the Named Executive Officer's failure to perform his or her duties or willful conduct that injures the Company. The compensation to be paid to the CEO is 2.99 times, and the compensation to be paid to the other Named Executive Officers is two times, the sum of annual base salary and the average annual incentive target awards over the past three years, plus the prorated long term incentive plan target awards for all plans in which the Named Executive Officer participates and the value of any stock options which may not legally be exercised at the time of change in control. A Named Executive Officer may also receive funds to pay any resulting excise tax payable and will continue, for three years for the CEO and for two years for the other Named Executive Officers, to participate in welfare benefit plans comparable to those received prior to the change in control and change in status. The initial term of the agreements expires on December 31, 2007, except for Mr. Browne's, which initially expires on December 31, 2009. The agreements renew after expiration of the initial term unless, not later than 12 months prior to the initial expiration date or any scheduled renewal, the Company gives notice of non-renewal. The agreements described supersede prior change in control agreements between the Company and the Named Executive Officers. Mr. Patkus was party to a change in control agreement that terminated effective January 1, 2005.

OPTION GRANTS IN 2005

      This table shows the number and value of stock options granted to the Named Executive Officers in 2005.

-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
                                   NUMBER OF        PERCENT OF
                                   SECURITIES     TOTAL OPTIONS
                                   UNDERLYING      GRANTED TO
                                    OPTIONS       EMPLOYEES IN      EXERCISE PRICE       EXPIRATION            GRANT DATE
              NAME                  GRANTED        FISCAL YEAR        PER SHARE             DATE             PRESENT VALUE
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
Michael L. Browne                    45,000            8%               $21.25             2/23/15              $282,600
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
Mark R. Cummins                      16,200            3%               $21.25             2/23/15              $101,736
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
Catherine B. Strauss                 14,200            3%               $21.25             2/23/15              $ 89,176
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
Akhil Tripathi                       12,205            2%               $23.39             1/10/15              $ 87,022
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------
Robert G. Whitlock Jr.               12,700            2%               $21.25             2/23/15              $ 79,756
-------------------------------- --------------- ---------------- ------------------- ------------------ -----------------------

         In calendar year 2005, Harleysville Group granted a total of 545,638 options representing the right to purchase 545,638 shares of common stock to 131 officers and key employees under the Equity Incentive Plan.

         The Grant Date Present Value was determined using the Black-Scholes option pricing model. The dividend yield assumption was 3.18 percent; the expected volatility assumption was 36.13 percent; the risk-free interest rate assumption was 4.05 percent; and the expected life assumption was six years. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's common stock, which will be determined by future events and unknown factors.

         For a description of the stock option program, please see page 30-31.

OPTION EXERCISES AND YEAR-END VALUES

      This table shows the number and value of stock options exercised in 2005 and the value of unexercised options as of the end of 2005 for the Named Executive Officers. Year-end value is calculated using the difference between the option exercise price and $26.50 (the closing price of the Company's common stock on December 31, 2005) multiplied by the number of shares underlying the option.

----------------------------- ------------- --------------- ------------------------------------ -----------------------------------
            NAME                 NO. OF     VALUE REALIZED           NO. OF SECURITIES                  VALUE OF UNEXERCISED
                                 SHARES                                 UNDERLYING                          IN-THE-MONEY
                              ACQUIRED ON                      UNEXERCISED OPTIONS AT FISCAL            OPTIONS AT YEAR-END
                                EXERCISE                                 YEAR-END
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
                                                              EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
Michael L. Browne                    0          $      0        28,824             63,824           $171,461          $373,665
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
Mark R. Cummins                      0          $      0       115,596             24,274           $608,072          $143,990
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
Catherine B. Strauss                 0          $      0        62,710             21,288           $252,308          $126,292
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
Akhil Tripathi                       0          $      0             0             12,205           $      0          $ 37,958
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
Robert G. Whitlock Jr.           8,844          $ 71,106        78,592             18,007           $434,563          $105,416
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------
M. Lee Patkus                   20,038          $120,335             0                  0           $      0          $      0
----------------------------- ------------- --------------- ---------------- ------------------- --------------- -------------------


LONG TERM INCENTIVE PLAN PERFORMANCE OPPORTUNITY AWARDS IN 2005

      This table shows the potential target payouts for the Named Executive Officers under the Long Term Incentive Plan for a three-year performance period commencing in 2005. Three-year performance periods were completed in 2003, 2004 and 2005. Actual payments for those performance periods are shown in the Summary Compensation Table on page 34 for those years.

------------------------------- ---------------------- -------------------------- ------------------
              NAME                 TARGET CASH AS A              TARGET               PERFORMANCE
                                 PERCENT OF SALARY IN       NUMBER OF SHARES            PERIOD
                                         2005
------------------------------- ---------------------- --------------------------- ------------------
Michael L. Browne                        45%                     38,961                 3 years
------------------------------- ---------------------- --------------------------- ------------------
Mark R. Cummins                          35%                      4,138                 3 years
------------------------------- ---------------------- --------------------------- ------------------
Catherine B. Strauss                     35%                      3,091                 3 years
------------------------------- ---------------------- --------------------------- ------------------
Akhil Tripathi                           15%                      4,032                 3 years
------------------------------- ---------------------- --------------------------- ------------------
Robert G. Whitlock Jr.                   32%                      3,224                 3 years
------------------------------- ---------------------- --------------------------- ------------------



For a description of the current Long Term Incentive Plan, please see page 30.

PENSION PLANS

         The Company currently has a qualified Pension Plan and related Supplemental Retirement Plan ("SERP") in place for its executives, including the Named Executive Officers. Prior to March 31, 2006, a pension awarded under such pension plans was based on the highest five-year average of credited salary plus average annual incentive compensation. As of March 31, 2006, no further benefits will accrue under the pension plans, although participants will continue to earn vesting credit. The following table shows the final benefit that will be accrued as of March 31, 2006 for the Named Executive Officers, which is payable at age 65 in the form of a single life annuity. For participants who are married at retirement, the normal form of payment would be an actuarially reduced joint and 50 percent survivor annuity.

     --------------------------------- ------------------ ----------- --------------------------------------
     NAME                              FIVE YEAR          YEARS OF          ANNUAL ACCRUED RETIREMENT
                                       AVERAGE             SERVICE        BENEFIT AS OF MARCH 31, 2006
                                       COMPENSATION
                                       WITH BONUS
     --------------------------------- ------------------ ----------- ------------ ---------- --------------

                                                                      QUALIFIED    SERP
                                                                      PLAN         BENEFIT     TOTAL
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     Michael L. Browne                 $782,698               2.0     $  8,375     $16,795    $25,170
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     Mark R. Cummins                   $364,688              14.0     $ 50,590     $31,298    $81,888
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     Catherine B. Strauss              $259,905               9.5     $ 35,071     $ 4,785    $39,856
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     Akhil Tripathi                    $332,636               1.0     $  4,655     $ 1,607    $ 6,261
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     Robert G. Whitlock, Jr.           $242,077              15.0     $ 53,000     $ 3,281    $56,280
     --------------------------------- ------------------ ----------- ------------ ---------- --------------
     M. Lee Patkus                     $331,570              5.25     $ 19,603     $     0    $19,603
     --------------------------------- ------------------ ----------- ------------ ---------- --------------

         Mr. Tripathi will become a participant in the pension plans if he remains employed as of March 31, 2006. Neither Mr. Tripathi nor Mr. Browne is vested in his benefit under the qualified Pension Plan; each of them will vest in such benefit upon attaining five years of credited service. The other Named Executive Officers are fully vested participants in the qualified Pension Plan. Currently, the only Named Executive Officer entitled to a benefit under the SERP is Ms. Strauss. The other Named Executive Officers will be entitled to the SERP benefit if they continue to be employed until attaining age 55 and five years of service.

                      TRANSACTIONS WITH HARLEYSVILLE MUTUAL

         Harleysville Group was formed by Harleysville Mutual in 1979. It was a wholly owned subsidiary of Harleysville Mutual until June 1986, when Harleysville Mutual sold shares of Harleysville Group's common stock in a public offering. Harleysville Mutual's ownership of Harleysville Group's outstanding common stock was reduced from 100 percent to approximately 70 percent at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group common stock holdings, further reducing Harleysville Mutual's ownership to approximately 55 percent. In 2000, Harleysville Mutual completed a purchase of 1,000,000 shares of Harleysville Group stock, thereby increasing its stock ownership at that time to approximately 57 percent. Harleysville Mutual has engaged in additional stock purchases to a lesser degree since then, although its ownership remained at approximately 56 percent as of December 31, 2005. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized below, have been fair to Harleysville Group (as well as Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

         Under a second amendment to a lease, effective January 1, 2005, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $3,959,789 per year. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was no additional rental payment made in 2005. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses of the facilities are allocated according to an intercompany allocation agreement.

         Harleysville Group provides certain management services to Harleysville Mutual and its insurance subsidiaries. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $6,696,749 in 2005 for its services under these management agreements.

         Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and Harleysville Insurance Company of New York in 1991. It was a demand loan with a stated maturity in March 1998. In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus .65 percent, which was a commercially reasonable market rate in 1998. In February 2005, the maturity was extended to March 2012 and the interest rate was decreased to LIBOR plus .45 percent, which is a commercially reasonable rate in 2005.

         Harleysville Group's property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 2005 was 72 percent. The pooling agreement may be amended or terminated by agreement of the parties. Further information describing the pool arrangement is contained in Harleysville Group's 2005 Annual Report to Stockholders.

         The property/casualty insurance subsidiaries of Harleysville Group entered into a reinsurance agreement with Harleysville Mutual, effective January 1, 1997, whereby Harleysville Mutual reinsures the property/casualty insurance company subsidiaries of Harleysville Group on a post-pooled basis for property losses as a result of catastrophes, excluding earthquakes and hurricanes and, effective July 1, 2002, excluding losses from terrorism, incurred in a quarter. Harleysville Mutual in turn pays to the subsidiaries in the event of covered catastrophes 100 percent of the subsidiaries' accumulated net loss in a quarter in excess of their retention (or deductible), which for 2005 was their pooling percentage times $5 million, up to a maximum net loss equaling $20 million times the subsidiaries' total pooling percentages. The reinsurance agreement was terminated effective December 31, 2005. The premium paid by the subsidiaries of Harleysville Group to Harleysville Mutual in 2005 was $8,812,337. Further information about the reinsurance agreement is contained in Harleysville Group's 2005 Annual Report to Stockholders.


                         SECTION 16 REPORTING COMPLIANCE

         Harleysville Group believes that for 2005, its officers, directors and 10 percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act of 1934 based on a review of forms filed, or written notice that no annual forms were required.

                                                                    Appendix "A"


                             HARLEYSVILLE GROUP INC.

                              AMENDED AND RESTATED
                              EQUITY INCENTIVE PLAN

                       APPROVED BY THE BOARD OF DIRECTORS
                                FEBRUARY 22, 2006


I.   INTRODUCTION

     A. PURPOSE OF THE PLAN: Harleysville Group Inc. (the "Company") has established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and key employees who are responsible for the management of the Company's business affairs which enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating management employees of high caliber and potential. It is intended that the amended and restated Plan shall satisfy the requirements for transactions pursuant hereto to be exempt from Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") and for compensation paid hereunder to be fully deductible to the Company to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986.

     B. DEFINITIONS: When used in the Plan, the following terms shall have the meanings set forth below:

         1. "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights and restricted stock made under the Plan.

         2.  "Change in Control" shall be deemed to have occurred:

                  (a) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than twenty percent (20 percent) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, "Company Voting Securities" shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section B2; (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the "Parent Control Period"), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20 percent of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

                  (b) if, during any period of twenty-four (24) consecutive
             months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the "Applicable Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20 percent of the combined voting power of all Company Voting Securities; or

                  (c) upon consummation by the Company of a reorganization,
             merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), unless, in any such case, immediately following such Business Combination the following three conditions are met: (i) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "New Parent Corporation"), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (d) Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph
             (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20 percent of the combined voting power of Company Voting Securities; or

                  (e) upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

                  (f) any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

                  (g) the Company or Parent has entered into a management
             agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

         3. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

         4. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         5.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         6. "Committee" shall mean the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc. The Committee shall consist of three or more directors selected by the Board of Directors each of whom:

             (i) is not a current employee of the Company, the Parent or a subsidiary of the Company;

             (ii) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

             (iii) has not been an officer of the Company and is not currently an officer of the Company, the Parent or subsidiary of the Company;

             (iv) does not receive remuneration from the Company, the Parent or a subsidiary of the Company either directly or indirectly for services rendered in any capacity other than as a director, except for an amount that is de minimis remuneration within the meaning of Treasury Regulation ss.1.162.27(e)(iii) and does not exceed the dollar amount for which disclosure would be required pursuant to Item 404 (a) of Regulation S-K;

             (v) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

             (vi) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         7. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         8. "Director" shall mean a member of the Board of Directors of the Company.

         9. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

         10. "Early Retirement" shall mean cessation of employment with the Company after attaining the age of 55 and completing at least ten years of continuous service with the Company or attaining the age of 62 and completing at least five years of continuous service with the Company.

         11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         12. "Fair Market Value" shall mean the closing price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then on the last preceding day on which a transaction in the Common Stock took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         13. "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock, which is intended to comply with the terms and conditions for an incentive stock option, set forth in
             Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         14. "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         15. "Normal Retirement" shall mean cessation of employment with the Company after attaining the age of 65 and completing at least five years of continuous service with the Company.

         16. "Parent" shall mean Harleysville Mutual Insurance Company.

         17. "Participant" shall mean those eligible officers and other key employees of the Company who receive Awards under the Plan.

         18. "Performance Goals" shall mean specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; or premium volume. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof, as determined by the Committee.

         19. "Performance Period" shall mean the period of time designated by the Committee, for which Performance Goals are measured for Restricted Stock Awards.

         20. "Plan" shall mean the Company's Equity Incentive Plan amended and restated on February 22, 2006.

         21. "1997 Plan" shall mean the Equity Incentive Plan as amended and restated in 1997.

         22. "Retirement" shall mean Normal Retirement or Early Retirement.

         23. "Stock Option" shall mean a Non-Qualified Stock Option and an Incentive Stock Option.

         24. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company for any reason other than Retirement, death or Disability.

II.  PLAN ADMINISTRATION

     A. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

         (i)   to interpret the Plan;

         (ii) to determine the employees to whom awards should be made under the Plan;

         (iii) to determine the type of awards to be made and the amount, size and terms of each such award;

         (iv) to determine the time when the awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

         (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

         (vi) to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from ss.16 of the Exchange Act, or by rules and regulations of a national securities exchange or the NASDAQ NMS.

         The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature, including the preparation of award documents provided to participants, as shall be necessary to effectuate the intent and purposes hereof.

         Notwithstanding the foregoing, no Incentive Stock Options may be granted after the expiration of ten years from the Plan's adoption by the Board of Directors.

     B. ELIGIBILITY: Persons eligible to receive Awards under the Plan shall be those officers and other key employees of the Company, its Parent and its subsidiaries (as defined in Section 424 of the Code, or any amendment or substitute thereto) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company. Directors of the Company who are not otherwise officers or employees of the Company, its Parent or its subsidiaries shall not be eligible to participate in the Plan.

     C. MAXIMUM NUMBER OF SHARES AVAILABLE: Subject to adjustment as specified in Section II.E. below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 1,000,000 shares, which shall be newly registered subsequent to the adoption and approval of this Plan, plus such previously registered shares under the 1997 Plan that have not previously been granted or, if granted, have again become available for reissuance. If any previously registered shares again become available for issuance and are reissued, they shall be fully subject to the terms and conditions of this Plan. Such shares may be authorized and unissued shares or treasury shares. Except as provided herein, any shares subject to an option or right, which for any reason expires or is forfeited or terminated in accordance with the Plan, shall again be available under the Plan.

     D. MAXIMUM SHARES AWARDED: No one Participant shall receive stock options, restricted stock or stock appreciation rights for more than 200,000 shares of Common Stock during any one calendar year under the Plan.

     E. ADJUSTMENTS: In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan, in the aggregate or to any one individual, shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares, and the option price of outstanding Stock Options shall be similarly adjusted. Also, in instances where another business entity is acquired by the Company or its Parent, and the Company or its Parent has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Board of the Company. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

     F.  REGISTRATION CONDITIONS:

         1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or agrees to such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

         2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     G. RIGHTS UPON A CHANGE IN CONTROL: In the event of a Change in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options and stock appreciation rights shall become exercisable immediately, except that no Incentive Stock Option may be exercised prior to six months following the date of grant thereof, and all previously issued shares of restricted stock shall be issued free of restrictive legend, within 90 days following the date of occurrence of such Change in Control regardless of whether the applicable Restriction Period has expired or whether Performance Goals have been met.

III. STOCK OPTIONS

     All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document ("Option Document") and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct:

     A. TYPE OF OPTION: Each Option Document shall identify the option presented thereby as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

     B. PRICE: The option price per share shall not be less than one hundred percent (100 percent) of the Fair Market Value of a share of Common Stock on the date of grant and, in no event, less than the par value of the stock.

     C.  EXERCISE TERM AND VESTING: Except as provided in Paragraph F below,
         33 1/3 percent of a Stock Option Award shall be exercisable after the first anniversary of the award, 33 1/3 percent of a Stock Option Award shall be exercisable after the second anniversary, and the remaining 33 1/3 percent of the Award shall be exercisable after the third anniversary of the Award. Each Stock Option document shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. All options shall expire as of 5:00 p.m. on the tenth anniversary of the grant unless the Committee provides otherwise.

     D. EXERCISE PROCEDURES: A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full price of the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

     E. PAYMENT: The price of an exercised Stock Option, or portion thereof, may be paid:

         1. by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

         2. through the delivery of shares of the Company's Common Stock owned by the Participant, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the option price; or

         3. by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

         4.  by a combination of 1, 2 and 3 above.

         In the event a Participant delivers already-owned shares of the Company's Common Stock, at the Participant's option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

         Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company's Common Stock or forego delivery of shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option. Such shares shall be valued at their Fair Market Value pursuant to subparagraph 2 above.

         If payment is made under Section III.E.3. of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Company, if any, ("Designated Broker") in lieu of delivery to the optionee. Such instructions must designate the account into which the shares are to be deposited.

     F. RIGHTS UPON TERMINATION OF EMPLOYMENT: In the event of an optionee's Termination of Employment, all Stock Options awarded to such optionee shall expire, on the thirtieth day following the effective date of the Termination of Employment unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the Stock Options. In the event that an optionee ceases employment due to Retirement, death or Disability, prior to the expiration of his or her Stock Options and without having fully exercised his or her Stock Options, all Non-Qualified Stock Options and Incentive Stock Options that have been held for at least six months shall immediately become exercisable and the optionee or his successor shall have the right to exercise the Stock Option during its term within a period of one year after cessation of employment due to death or Disability and within a period of two years after cessation of employment due to Retirement, or one year from Optionee's date of death, whichever occurs first, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, an Optionee who ceases employment due to Retirement after attaining age 62 with at least five years of continuous service may exercise Non-Qualified Stock Options, if otherwise exercisable, during their term within five years after Retirement, and provided further that ISO tax treatment shall be available only as permitted under the Internal Revenue Code.

     G. RESTRICTIONS UPON TRANSFER: Unless otherwise directed by the Committee, each Option Document for Non-Qualified Stock Options shall further provide that no option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Paragraph III.G. shall not prevent (with Committee approval) transfers to the Participant's spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution. If such a transfer is made, the employee may not receive any consideration therefore, and the Option will continue to be subject to the same terms and conditions as were applicable to the Option immediately before transfer.

     H. INCENTIVE STOCK OPTIONS: An Incentive Stock Option shall be subject to the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code, or any amendment or substitute thereto or regulation thereunder):

         (1) The period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate;

         (2) The aggregate Fair Market Value (determined as of the date the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

         (3) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than ten percent (10 percent) of the total combined voting power of all classes of stock of the Company or its Parent or its subsidiaries unless at the time such option is granted the option price is at least 110 percent (110 percent) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant; and

         (4) No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph III.H(4) shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the optionee, the option is exercisable only by the optionee.

IV.  STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted in connection with a contemporaneously granted stock option and shall be subject to the following terms and conditions that shall be set forth in the Option Document which may provide such other terms, conditions and provisions not inconsistent with this Plan as the Committee may direct.

     A. GRANT OF RIGHTS: Stock appreciation rights shall entitle the grantee, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price, which shall not be less than 100 percent (100 percent) of the Fair Market Value of the stock on the day the right is granted.

     B. TERM: The period or periods of time within which the stock appreciation rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option. 33 1/3 percent of an Award of stock appreciation rights shall be exercisable after the first anniversary of the Award, 33 1/3 percent of an Award of stock appreciation rights shall be exercisable after the second anniversary of the Award, and the remaining 33 1/3 percent of the award shall be exercisable after the third anniversary of the Award. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

     C.  LIMITS ON STOCK APPRECIATION RIGHTS:

         (1) Stock appreciation rights shall be paid only upon exercise of the Stock Option and then only in respect to the number of shares then being purchased.

         (2) Stock appreciation rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

         (3) No stock appreciation rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph IV.C.(3) shall not prevent transfers to the Participant's spouse, children, grandchildren, parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, however, that stock appreciation rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Subparagraph III.H(4).

     D. PAYMENT: Payments upon exercise of stock appreciation rights shall be paid in cash, less any withholding tax required to be withheld, and may be applied to the contemporaneous Stock Option exercise.

     E. OTHER TERMS: Stock appreciation rights shall be granted in such manner and such form, and subject to such additional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under
         Section 422 of the Code, or any amendment or substitute thereto, or regulation thereunder; or, (ii) in order to avoid any insider trading liability in connection with stock appreciation rights under Section 16(b) of the Exchange Act.

V.   RESTRICTED STOCK AWARDS

Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant ("Award Document") and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

     A. PRICE: Restricted stock may be made available to a Participant free of any purchase price or for such purchase price as established by the Committee.

     B. RESTRICTION PERIOD: Shares awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives for such period or periods as shall be determined by the Committee and set forth in the Award Document ("Restriction Period"). Restriction Periods will normally be from three to five years; provided, however, that the Committee in its sole discretion may establish other time periods; and further provided, that the Restrictions Period for an award conditioned upon a Participant's continued employment with the Company shall not be less than three years. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a Participant.

     C. RESTRICTION UPON TRANSFER: During the Restriction Period determined by the Committee that is applicable to any shares of restricted stock under the Plan, no right or interest of any Participant in such restricted stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

     D. PERFORMANCE GOALS: The lapse of restrictions on restricted stock may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the period of time which is the first 25 percent of the Performance Period, the Committee shall establish, in writing, the Performance Goals. In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company's ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

         The Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

     E. CERTIFICATES: Each certificate issued in respect of shares awarded to a Participant shall be deposited with the Company or its designee and shall bear the following legend:

            This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and an agreement entered into between the Participant and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and agreement, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

     F. LAPSE OF RESTRICTIONS: The Award Document shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her other legal representative.

         In accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already owned shares of the Company's Common Stock or forego delivery of shares due as a result of the lapse of restrictions in order to pay any withholding tax required to be collected upon lapse of restrictions. Such shares shall be valued at their Fair Market Value as of the day prior to the lapse of restrictions.

         In the event of a Participant's cessation of employment due to death or Disability, all restrictions upon shares awarded under the Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

         In the event of a Participant's cessation of employment due to Normal Retirement, all restrictions upon shares awarded under the Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise.

         In the event of a Participant's cessation of employment due to Early Retirement, restrictions upon shares awarded under the Plan shall lapse for that proportion of shares that represents the number of days from the Date of Grant until the date of retirement divided by the number of days in the restriction period and that number of shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise

         The Committee shall have the power to permit an acceleration of previously established lapse of restriction terms, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

     G. TERMINATION PRIOR TO LAPSE OF RESTRICTIONS: In the event of a Participant's Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding subparagraph V.E, all shares as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares or certificates.

VI.  MISCELLANEOUS PROVISIONS

     A. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN: The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever except where stockholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or NASDAQ.

     B. GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

     C. OTHER COMPENSATION PLANS AND PROGRAMS: The Plan shall not be deemed to preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries. Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided.

     D. WITHHOLDING TAXES: The Company shall have the right to require a payment from a Participant to cover applicable withholding for any federal, state or local taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

     E. SINGLE OR MULTIPLE DOCUMENTS: Multiple forms of Awards or combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

     F. NON-UNIFORM DETERMINATIONS: The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

     G. ISSUANCE OF SHARES: Whenever the Plan provides for issuance of stock certificates to reflect the issuance of shares, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     H. CONSTRUCTION OF PLAN: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

     I. PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

     J.  LIMITATION OF RIGHTS:

         1. No Right to Continue as an Employee: Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

         2. No Stockholder's Rights for Options: An optionee shall have no rights as a stockholder with respect to the shares covered by options granted hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

     K. DURATION OF THE PLAN: The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares or the payment of cash, expire by their terms, or are otherwise forfeited, provided, however, that no Incentive Stock Option Award shall be granted more than ten years after the Plan is adopted by the Company's Board of Directors.

     L. STOCKHOLDER APPROVAL: The Plan shall be subject to stockholder approval.

   THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

                                                  Please Mark Here for
                                                  Address Change or Comments |_|
                                                  SEE REVERSE SIDE

   1. ELECTION OF CLASS B DIRECTORS

          FOR            WITHHOLD
        all the          AUTHORITY
       nominees       to vote for the
        listed.       nominees listed.
          |_|               |_|

A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

01 Michael L. Browne
02 Frank E. Reed
03 Jerry S. Rosenbloom

                                               FOR     AGAINST     ABSTAIN
2. APPROVAL OF AMENDED AND RESTATED            |_|       |_|         |_|
   EQUITY INCENTIVE PLAN

              A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                ------
                                     |
                                     |


SIGNATURE__________________ SIGNATURE_____________________ DATE________________


This proxy should be dated, signed by the stockholder exactly as his or her name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

[Graphic Appears Here]
   HARLEYSVILLE(R)
                                 ANNUAL MEETING
                                       OF
                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                            Wednesday, April 26, 2006
                                   10:30 A.M.
                                 355 Maple Ave.
                             Harleysville, PA 19438

                             YOUR VOTE IS IMPORTANT!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

You can now access your account online via Investor ServiceDirect(R) at http://www.melloninvestor.com

[Graphic Appears Here]
   HARLEYSVILLE(R)

                                      PROXY
                             HARLEYSVILLE GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Arthur E. Chandler, Robert
A. Kauffman and Catherine B. Strauss, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 26, 2006, at 10:30 A.M., local time, and at any adjournment thereof, as follows:


         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


MAP TO HARLEYSVILLE GROUP INC.

HARLEYSVILLE
GROUP INC.
355 Maple Ave.
Harleysville, PA 19438
(800) 523-6344
(215) 256-5000

                         [Graphic of Map Appears Here]